   As filed with the Securities and Exchange Commission on November 13, 1997

                                                  Registration No. 333-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        WESLEY JESSEN VISIONCARE, INC.
            (Exact name of registrant as specified in its charter)

                Delaware                               36-4023739
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)               Identification Number)

333 East Howard Avenue, Des Plaines, IL                60018-5903
(Address of Principal Executive Offices)               (Zip Code)

                 WESLEY JESSEN VISIONCARE, INC. INTERNATIONAL
                     EMPLOYEE STOCK DISCOUNT PURCHASE PLAN
                           (Full Title of the Plan)

                                 Kevin J. Ryan
                               President and CEO
                        Wesley Jessen VisionCare, Inc.
                            333 East Howard Avenue
                       Des Plaines, Illinois  60018-5903
                    (Name and Address of Agent for Service)

                                (847) 294-3000
         (Telephone Number, including Area Code, of Agent for Service)

                                   Copy to:
                                   -------
                                Dennis M. Myers
                               Kirkland & Ellis
                            200 East Randolph Drive
                           Chicago, Illinois  60601
                                (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                          Proposed Maximum     Proposed Maximum      Amount of
Title of Securities     Amount to be       Offering Price     Aggregate Offering    Registration
 to be Registered        Registered           Per Share              Price              Fee
------------------------------------------------------------------------------------------------
Common Stock, par       100,000 shares        $33.13(1)           $3,313,000           $1,004
value $.01 per share
------------------------------------------------------------------------------------------------
Interest in Wesley            (2)                (2)                  (2)               (3)
Jessen VisionCare,
Inc. International
Employee Stock
Discount Purchase
Plan
------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h), solely for purposes of calculating the amount of registration fee, based upon the average of the high and low prices reported on November 12, 1997, as reported on the Nasdaq National Market.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate registration fee is required with respect to the plan interests being registered hereby.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Wesley Jessen VisionCare, Inc. International Employee Stock Discount Purchase Plan ("Plan") are available without charge by contacting:

             Michael R. Southard, Vice President, Human Resources
                        Wesley Jessen VisionCare, Inc.
                            333 East Howard Street
                       Des Plaines, Illinois 60018-5903
                       Telephone Number: (847) 294-3000


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Wesley Jessen VisionCare, Inc. ("Corporation") or the Plan with the Commission, are incorporated in this Registration Statement by reference:

          (a) The Corporation's Special Financial Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-22033).

          (b) The Corporation's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

          (c)  The Corporation's Current Report on Form 8-K, dated August 1,
     1997.

          (d) The description of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock") contained in Item 1 of the Corporation's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 21, 1997.

          (e) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     All reports and other documents subsequently filed by the Corporation and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock to be issued under the Plan will be passed upon for the Corporation by Kirkland & Ellis, Chicago, Illinois (a partnership which includes professional corporations). Certain current and former partners of Kirkland & Ellis collectively own 87,116 shares of Common Stock. Such shares were originally held by Randolph Street Partners.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders.
Article X, Part A, of the Corporation's Restated Certificate of Incorporation (the "Restated Certificate") includes such a provision.

     The Corporation's Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgment, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators under the Restated Certificate. This right of indemnification is a contractual right and includes the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the DGCL requires, an advance of expenses incurred by indemnitee in his or her capacity as a Director of officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

     The Corporation has entered into indemnification agreements with its current Directors and executives officers substantially in the form previously filed with the Commission by the Corporation and anticipates entering into such agreements in the future with any new Director or executive officer.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     An Exhibit index is located at page 10.

     4.1 Form of certificate representing shares of Common Stock, $0.01 par value per share, incorporated by reference to Exhibit 4.1 of the Corporation's Registration Statement on Form S-1 (Registration File No. 333-17353).

     5.1 Opinion of Kirkland & Ellis with respect to the legality of certain shares of the Common Stock being registered hereby.

     23.1 Consent of Price Waterhouse LLP.

     23.2 Consent of Kirkland & Ellis (included in Exhibit 5.1).

     24.1 Powers of Attorney.

ITEM 9.   UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement,
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois on October 24, 1997.

                              WESLEY JESSEN VISIONCARE, INC.


                              By      /s/ Kevin J. Ryan
                                 ---------------------------------------------
                                     Kevin J. Ryan, President and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                          Date
---------                            -----                          ----

       *                     Chairman of the Board              October 24, 1997
----------------------                                          ----------------
Stephen G. Pagliuca


/s/ Kevin J. Ryan            President and Chief Executive      October 24, 1997
----------------------       Officer (Principal Executive       ----------------
Kevin J. Ryan                Officer), Director

/s/ Edward J. Kelley         Chief Financial Officer and        October 24, 1997
----------------------       Treasurer (Principal Financial     ----------------
Edward J. Kelley             Officer), Director

/s/ Ronald J. Artale         Vice-President - Controller        October 24, 1997
----------------------       (Principal Accounting Officer)     ----------------
Ronald J. Artale

       *                     Director                           October 24, 1997
----------------------                                          ----------------
Adam W. Kirsch

       *                     Director                           October 24, 1997
----------------------                                          ----------------
John W. Maki

       *                     Director                           October 24, 1997
----------------------                                          ----------------
John J. O'Malley

       *                     Director                           October 24, 1997
----------------------                                          ----------------
Michael A. D'Amato

       *                     Director                           October 24, 1997
----------------------                                          ----------------
Sol Levine

*The undersigned hereby sign this Registration Statement on behalf of the above-named officers and/or directors of the Corporation pursuant to a power of attorney filed herewith.

By  /s/ Kevin J. Ryan
   ---------------------------
     Kevin J. Ryan


By  /s/ Edward J. Kelley
   ---------------------------
     Edward J. Kelley


By  /s/ Ronald J. Artale
   ----------------------------
     Ronald J. Artale

Attorneys-In-Fact


     Pursuant to the requirements of the Securities Act of 1933, the Wesley Jessen VisionCare, Inc. International Employee Stock Discount Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on October 24, 1997.


                              WESLEY JESSEN VISIONCARE, INC.
                              INTERNATIONAL EMPLOYEE STOCK
                              DISCOUNT PURCHASE PLAN


                              By      /s/ Michael R. Southard
                                -----------------------------------------------
                                    Michael R. Southard, Vice President
                                    Human Resources

                                 EXHIBIT INDEX

EXHIBIT        DESCRIPTION
NUMBER

4.1 Form of certificate representing shares of Common Stock, $0.01 par value per share, incorporated by reference to Exhibit 4.1 of the Corporation's Registration Statement on Form S-1 (Registration File No. 333-17353).

5.1 Opinion of Kirkland & Ellis with respect to the legality of certain shares of the Common Stock being registered hereby.

23.1           Consent of Price Waterhouse LLP.

23.2           Consent of Kirkland & Ellis (included in Exhibit 5.1).

24.1           Powers of Attorney.